UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 28, 2019, Westwater Resources, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Asset Purchase Agreement, dated March 5, 2019 (the “Agreement”), with Uranium Royalty (USA) Corp. (“URC”) and Uranium Royalty Corp. The Amendment extended the date for closing under the Agreement to August 30, 2019. In addition, URC delivered an additional $1,000,000 as deposit to the Company upon signing the Amendment, increasing the total deposit to $1,500,000, which will be credited against the purchase price at the closing of the transaction. The transaction will close following satisfaction or waiver of the closing conditions, which conditions include, among other things, the execution of various assignment agreements.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. A description of the Agreement and the transactions contemplated thereby, other than as amended by the Amendment described above, may be found under Item 1.01 of the Current Report on Form 8-K filed by the Company on March 7, 2019, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

WESTWATER RESOURCES, INC.

By:   /s/ Jeffrey L. Vigil

Name: Jeffrey L. Vigil

Title: Vice President–Finance and Chief Financial Officer